ENGINEERING AND MANUFACTURING AGREEMENT


      THIS ENGINEERING AND MANUFACTURING AGREEMENT (the
"Agreement") is made and entered into as of this   8   day of
                                                  ----
January, 1997 (the "Effective Date"), by and between PARADIGM MEDICAL INDUSTRIES, INC., a Delaware corporation ("Paradigm") and SUNRISE TECHNOLOGIES, INC., a Delaware corporation ("Manufacturer"). Paradigm and Manufacturer are also referred to herein, individually, as "party," and collectively, as "parties."

                            RECITALS

      WHEREAS, Paradigm is a supplier of technical products, services and support to the medical and health care industry;

      WHEREAS, Manufacturer is an engineer and manufacturer of medical and health care products; and

      WHEREAS, Paradigm desires to obtain engineering and manufacturing services for its products and Manufacturer desires to provide such services as an original equipment manufacturer
("OEM");

      NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Definitions. The capitalized terms in this Agreement shall have the following meanings unless otherwise defined herein:

           1.1 "Laser Module" shall mean the Sunlase 800 8 Watt Nd:YAG packaged as a Subassembly (as defined in Paragraph
1.2 below) with remote safety interlock, keys, power cord and modifications thereto, as well as any other medical equipment developed for Paradigm.

           1.2 "Subassembly" means the Sunlase 800 8 Watt Nd:YAG without the standard display input/output board or panel, the module cover which encloses the electronic components or the wheels; but including the following component parts: a rigid pan to hold electronic components in place, cable connections for the Photon Laser Phacoemulsification System (the "System") and serial interface software to control the System laser and interface with the System.

      2. Development and Manufacturing. Manufacturer shall produce and manufacture the Laser Module for Paradigm.

           2.1 Engineering. Manufacturer agrees to design, develop specifications and engineering documentation, make procurements, and test and produce serial interface software to control the
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System laser, interface with the System and replace the standard display input/output board. As more fully set forth in Paragraph 9 below, all documentation, specifications, designs, etc. developed during the Term or any Renewed Terms of this Agreement (as defined in paragraph 6 below) which relate to the Laser Module shall be jointly owned by the parties unless otherwise agreed in writing except that any property, and the legal right therein, developed before or independent of this Agreement shall remain the property of the developing party.

           2.2 Engineering Compensation. Paradigm shall pay Manufacturer's reasonable engineering costs for designing and developing the serial interface software and, if needed, revising material components and Subassembly hardware; provided that such costs are pre-approved in writing by Paradigm before such costs are incurred. The specific engineering work to be performed by Manufacturer shall be mutually agreed to by the parties following execution of this Agreement and set forth in writing and attached hereto as Appendix "A". When attached hereto, Appendix A shall be incorporated herein and considered a material part of this Agreement.

           2.3 Components. Manufacturer will subcontract production for components only, and will assemble, calibrate, test, document and package the complete Laser Module under Manufacturer's direct control at its own plant.

           2.4 System Changes. Manufacturer will notify Paradigm of all proposed changes to the Laser Module and will not perform any material changes in the Laser Module after completion of testing and delivery of prototypes without written approval by Paradigm by means of a Manufacturer's Engineering Change Order or other similar document. Manufacturer will supply Paradigm with a copy of each such change order for its records. Each party shall keep its own master engineering and medical device files.

           2.5 Quality Control. Manufacturer will perform product testing, burn-in, calibration and quality assurance inspections for the Laser Module to comply with regulatory standards and product performance specifications prescribed by Paradigm. Manufacturer will keep accurate records that comply with regulatory standards of the Food, Drug and Cosmetics Act for each Laser Module or other product manufactured and make copies of the same available to Paradigm for its product history and reporting records. Paradigm shall be entitled to integrate Manufacturer's Quality Manual or portions thereof into its own Quality Manual.

           2.6 Regulatory Approval. Paradigm shall perform or be responsible for all clinical evaluations, testing and documentation related to regulatory approvals as may be required to market the Systems in the United States and abroad. Notwithstanding the foregoing, Manufacturer will make available to authorized representatives of the United States Food and Drug Administration ("FDA"), all documents reasonably necessary to demonstrate FDA Good

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Manufacturing Practice ("GMP") requirements and will make all reasonable efforts to comply with FDA GMP requirements. Manufacturer will also make available to authorized representatives of the European CE Mark, Japanese Ministry of Health as well as any other governmental or regulatory body which may oversee or control the sell of the Systems, all documents reasonably necessary to satisfy the requirements of such body and obtain marketing approval for the Systems. Manufacturer will also make any and all other testing records and documents pertaining to the Laser Module or any subarrangement thereof, available for their inspection and copying.

           2.7 Service and Training. Paradigm shall be responsible for performing field service and maintenance of the Laser Module. Manufacturer shall train Paradigm's designated service technicians and sales personnel as required by Paradigm in training classes.
Training classes shall be scheduled at least two (2) weeks in advance through Manufacturer's customer service department.
There shall be no limit to the number of students in a class. Notwithstanding the foregoing, Paradigm shall pay Manufacturer $500 for each class regardless of the class size. Paradigm shall also pay any and all reasonable travel and lodging costs for students or instructors.

      3. Purchase Price of Laser Module. Paradigm will purchase each completed Laser Module for $16,000 (the "Fixed Purchase Price"); provided that Paradigm orders at least 80 Laser Modules on or before December 31, 1997, for delivery on or before March 31, 1998. In the event that Paradigm does not order at least 80 Laser Modules as set forth in this paragraph 3, the following adjusted price list shall apply to Laser Modules ordered by Paradigm and Paradigm shall immediately remit to Manufacturer, the difference, if any, between the Fixed Purchase Price of the Laser Module and the appropriate adjusted price per Laser Module (as hereinafter set forth) times the number of Laser Modules ordered in 1997:

           Number of Laser Modules            Price per
               Ordered in 1997              Laser Module

                   20 - 39                    $ 18,000
                   40 - 59                      17,000
                   60 - 79                      16,500
                     80+                        16,000

Notwithstanding the foregoing, nothing in this Section 3 shall be construed to require Paradigm to order a specific number of Laser Modules from Manufacturer. Further, there is no limit to the number of Laser Modules Paradigm may order in a single order except that Manufacturer shall not be required to accept any order for less than 20 Laser Modules and, if an order is placed for more than 40 Laser Modules, the parties will mutually agree to a reasonable delivery schedule. Paradigm shall pay the purchase price of each Laser Module within thirty (30) days after receipt of an invoice.

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      4.  Warranty and Service.

           4.1   Warranty.  Manufacturer shall provide
replacement parts or replace defective parts or components of the Laser Module at no cost to Paradigm or the purchaser of the Laser Module within ten (10) days after notification for one year from the date of purchase of the Laser Module by a Paradigm customer or eighteen (18) months from the date of delivery of the Laser Module to Paradigm, whichever period expires first.
Manufacturers warranties shall include the implied warranty of merchantability, but not the implied warranty of fitness for a particular purpose. Notwithstanding the foregoing, all warranties shall be void if a modification is made to the Laser Module by Paradigm or its customer which does not conform to engineering specifications or has not been authorized by an engineering change order from Paradigm to Manufacturer.

           4.2 Field Service. Paradigm will coordinate all customer service communications, product delivery to and from customers, field service and service billing (post-warranty where available).

           4.3 Parts. Manufacturer will make Laser Module parts available to Paradigm for distribution to field service organizations and Paradigm's dealers or representatives during the Term and any Renewed Terms of this Agreement (as defined in paragraph 6 below) and for at least two (2) years following the termination or expiration of this Agreement. Paradigm shall return to Manufacturer all defective parts, components or Laser Modules replaced pursuant to Manufacturer's warranties within thirty (30) days after replacement. If Paradigm does not return the defective parts, components or Laser Modules to Manufacturer within thirty days, Paradigm shall be billed for the replacement parts, components or Laser Modules. Notwithstanding the foregoing, nothing in this Agreement shall be interpreted as preventing Paradigm from returning such defective parts, components or Laser Modules upon the agreement of the parties for a reasonable period of time not to exceed ninety (90) days.

      5. Marketing. Manufacturer shall allow Paradigm's domestic or international dealers, representatives and/or customers to tour Manufacturer's manufacturing facility, provided that Paradigm reviews all such requests with the Manufacturer and provides a complete list of all proposed visitors prior to any final commitment by Manufacturer and such tour does not unreasonably interfere with Manufacturer's business activities. Paradigm will make all reasonable efforts not to allow any known competitor of manufacturer to participate in a tour of Manufacturer's facility.

      6. Term. The term of this Agreement shall commence on the date first above written and shall expire at midnight, Pacific Time, December 31, 1997 (the "Term"). This Agreement shall be renewed thereafter for successive one (1) year additional terms (each, a "Renewed Term") by mutual, written agreement of the

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parties at least ninety (90) days prior to the expiration of the
Term or Renewed Term.

      7. Covenant Not to Compete. Manufacturer hereby covenants and agrees that during the Term and any Renewed Term of this Agreement and for a period of two (2) years thereafter, it and its employees will not engage in the business of retailing or wholesaling medical lasers for cataract removal surgery and will not develop, manufacture or provide such equipment to any other person, business or entity during the same period of time in any state or country in which Paradigm's products are sold or Paradigm does business.

      8.  Confidentiality; Proprietary Rights.

           8.1 Definition of Confidential Information. For purposes of this Agreement, "Confidential Information" means any customer lists, information, materials, technical data, know-how, or trade secrets of either party, which is disclosed to or learned by or otherwise acquired by the other party prior to or during the Term or any Renewed Term of this Agreement or in the course of the business discussions contemplated hereby.

           8.2 Non-Disclosure of Confidential Information. The parties agree not to use the Confidential Information for their own use or for any purpose except as provided for in this
Agreement.   The parties agree not to disclose Confidential
Information to any third party. The parties agree that they will protect the confidentiality of, and take all reasonable steps to prevent unauthorized disclosure or use of, the Confidential Information to prevent it from falling into the public domain or the public literature or to prevent it from falling into the possession of unauthorized persons or entities. Without limiting the generality of the foregoing, the parties agree to take the same steps and use the same methods to prevent the unauthorized use or disclosure of the Confidential Information as the other party takes to protect its secret, confidential, or proprietary information and data, including causing their employees, agents, consultants and representatives to agree to abide by the conditions and promises made in this Agreement. Each party will promptly notify the other party writing of any misappropriation or misuse by any person or entity of the Confidential Information that comes to either party's attention.

           8.3   Return of Materials.  Any Confidential
information or other information, materials, or documents of either party that are furnished to the other party hereunder or were derived from the Confidential Information or such information or materials will be promptly returned to the other party, accompanied by all copies of such Confidential Information or such other information, materials, or documents made by the party or in the party's possession or under the party's control, at the earlier of the other party's request for return of the same or the termination of this Agreement

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excluding any documents required to be maintained by any
regulatory agency.

           8.4 Legal Remedies. It is understood and agreed that no failure or delay by any party in exercising any right, power, or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder. It is further understood and agreed that money damages will not be a sufficient remedy for any breach of this Section 8 by either party or any employees, agents, consultants or representatives of that party and that the other party will be entitled to equitable relief, including injunctive relief and specific performance, as a remedy for any such breach of this Agreement.

      9.  Inventions.

           9.1 Ownership of Inventions. The parties hereby agree that all inventions, patent applications, patents, copyrights, trademarks, mask works, trade secrets and any information embodying proprietary data such as technical data and computer software first developed or generated during the performance of this Agreement (referred to herein as the "Invention") shall be jointly owned by the parties unless otherwise agreed in writing. Both parties shall have the right to use and to apply for patents, copyrights or other statutory or common law protection for such Invention in any country. Furthermore, each party agrees to assist the other party in every proper way (at the other party's expense) to obtain patents, copyrights, and other statutory common law protection for such Inventions in any country and to enforce such rights from time to time. Specifically, each party agrees to execute all documents as the other party may reasonably request for use in applying for and in obtaining or enforcing such patents, copyrights, and other statutory or common law protection.

           9.2 Disclosure of Inventions. The parties agree if they or their employees or agents, directors, consultants or representatives conceive, learn, make, or first reduce to practice, either alone or jointly with others, an Invention during the Term or any Renewed Term of this Agreement, it or they will promptly disclose such Invention to the other party or to any person designated by the other party, notwithstanding the fact that it is determined that the other party has no right to such Invention and that such Invention may be the disclosing party's proprietary information.

           9.3 Background Proprietary Property. The parties further agree that any property and the legal right therein of either party developed before or independent of this Agreement, including inventions, patent applications, patents, copyrights, trademarks, mask works, trade secrets and any information embodying proprietary data such as technical data and computer software shall remain the property of the developing party.

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      10.  Miscellaneous.

           10.1 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by either of the parties that is not embodied in this Agreement or in the documents referred to herein, and neither of the parties shall be bound by or be liable for any alleged representation, promise, inducement or statement of intention not set forth or referred to herein.

           10.2  Governing Law.  This Agreement shall be
governed by and construed and enforced in accordance with the laws of the State of California.

           10.3 Amendments; Waiver. This Agreement may not be amended, modified, superseded or canceled, nor may any of the terms, covenants, representations, warranties, conditions or agreements herein be waived, except by a written instrument executed by the party against whom such amendment, modification, supersedure, cancellation or waiver is charged. The failure of either of the parties at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either of the parties of any condition, or of any breach of any term, covenant, representation, warranty, condition or agreement contained herein, shall be deemed to be or shall be construed to be a waiver or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation, warranty, condition or agreement hereof.

           10.4 Headings; Construction. The captions and headings contained herein are for convenience of reference only, and shall not in any way affect the meaning or interpretation of this Agreement. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty in this Agreement shall not be construed against either of the parties based upon authorship of any of the provisions hereof.

           10.5 Counterparts. This Agreement may be executed by facsimile and may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

           10.6 Attorneys' Fees. In the event either of the parties shall bring an action in connection with the performance, breach or interpretation of this Agreement, or in any action related to the subject matter hereof, the prevailing party in such action shall be entitled to recover from the non-prevailing party in such action all reasonable costs and expenses of such action, including, without limitation, attorneys' fees, costs of investigation, accounting and other costs reasonably incurred or

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related to such action, in such amount as may be determined in the discretion of the arbitrator(s).

           10.7 Severability. In the event any provision hereof is determined to be illegal or unenforceable for any reason whatsoever, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

           10.8 Further Assurances. The parties each hereby covenant and agree that, from time to time, after the date hereof, at the reasonable request of either party, and without further consideration, they will execute and deliver such other documents and instruments and take such other action as may be reasonably required to carry out in all respects the subject matter hereof and the intent of this Agreement.

           10.9 Notices. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given and received (a) immediately if delivered personally, (b) seventy-two
(72) hours after deposit in the United States Mail, first class, postage prepaid, registered or certified mail, return receipt requested, if so mailed, (c) upon completed transmission, if faxed, or (d) the following business day, if sent by overnight courier. All such notices shall be addressed to the parties at the addresses and/or fax numbers listed below. Either party may change the address and/or the fax number to which communications are to be directed by giving written notice to the other party in the manner provided herein.

TO PARADIGM:           PARADIGM MEDICAL INDUSTRIES, INC.
                       1772 West 2300 South
                       Salt Lake City, Utah 84119
                       Attn: Thomas F. Motter, President
                       Fax No. (801) 977-8973

With a copy to:        Randall A. Mackey, Esq.
                       Mackey Price & Williams
                       900 First Interstate Plaza
                       170 South Main Street
                       Salt Lake City, Utah 84101-1655
                       Fax No. (801) 575-5006

TO MANUFACTURER:       SUNRISE TECHNOLOGIES, INC.
                       47257 Freemont Boulevard
                       Freemont, California  94538
                       Attn: David W. Light, President
                       Fax No. (510) 623-9163

With a copy to:        Jay L. Margulies, Esq.
                       Thelan, Marrin, Johnson & Bridges LLP
                       17th Floor
                       333 West San Carlos Street

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                       San Jose, California  95110-2701
                       Fax No. (408) 287-8040


           10.10 No Third-Party Beneficiaries. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties and their respective successors or permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to either of the parties, nor shall any provision hereof give any third person any right of subrogation or action over or against either of the parties.

           10.11 Force Majeure. Neither party shall be responsible or liable to the other hereunder for failure or delay in performance of the Agreement due to any war, fire, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other contingency beyond such party's reasonable control. In addition, in the event of the applicability of this Section 11.11, the party failing or delaying performance shall use its best efforts to expeditiously eliminate, cure and overcome any of such causes and resume performance of its obligations.

           10.12 Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement, each party shall be and act as an independent contractor and not as a partner, joint venturer or agent of the other party and shall not bind nor attempt to bind the other party to any contract or agreement.

           10.13 Successors and Assigns. This agreement shall be binding on all successors and assigns of the parties.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                       PARADIGM MEDICAL INDUSTRIES, INC.,
                       a Delaware corporation

                       By: Robert W. Millar
                       Title: Vice President


                       SUNRISE TECHNOLOGIES, INC.,
                       a Delaware corporation


                       By: David W. Light
                       Title: Chairman & CEO


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